Exhibit 10.18

SECOND AMENDMENT TO LEASE AGREEMENT

(Suite 300 - Laboratory)

This Second Amendment to Lease Agreement (“Amendment”) is dated to be effective as of the 8th day of December, 2020 (“Effective Date”), by and between Pegasus Properties, L.P., a Wisconsin limited partnership (“Lessor”), and HTG Molecular Diagnostics, Inc., a Delaware corporation, formerly known as High Throughput Genomics, Inc. (“Lessee”).

RECITALS

            A.      Lessor and Lessee entered that certain Standard Commercial-Industrial Multi Tenant Triple Net Lease, dated July 11, 2008 (the “Suite 300 Lease”), pursuant to which Lessor leases to Tenant approximately 12,600 square feet of office/warehouse/light manufacturing/R&D space (“Suite 300 Premises”) in that certain building that is commonly known as 3430 E. Global Loop, Suite 300, Tucson, Arizona 86706, as more particularly described in the Suite 300 Lease.

             B.     On August 4th, 2015 Lessor and Lessee entered into the First Amendment to the Suite 300 Lease Agreement extending the Lease by approximately 5 years among other agreements.

C.For reference purposes only, Lessor and Lessee also entered into that certain Standard Commercial-Industrial Multi Tenant Triple Net Lease, dated May 11, 2011 (as it may be amended on or around the Effective Date, the “Suite 100 Lease”), pursuant to which Lessor leases to Lessee approximately 17,500 square feet of office and warehouse space (“Suite 100 Premises”) in that certain building that is commonly known as 3430 E. Global Loop, Suite 100, Tucson, Arizona 86706, as more particularly described in the Suite 100 Lease.  The parties acknowledge that the Suite 100 Lease constitutes a separate legal obligation from the Suite 300 Lease for all purposes except as expressly set forth herein.

D.Lessor and Lessee now desire to, among other things, extend the lease term, amend the option to renew the Suite 300 Lease.

E.All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Suite 300 Lease.

Now therefore, in consideration of the covenants and obligations contained herein, Lessor and Lessee agree as follows:

AGREEMENTS

1.Recitals. The Recitals above are true and correct and form a part of this Amendment.

2.Extension of Term.  The Term of the Suite 300 Lease is hereby extended for a period of one (1) year, commencing on February 1st 2021, and expiring at 11:59 PM, Arizona time, on January 31st , 2022 which will also be referred to as the Expiration Date referred to in the Suite 300 Lease, subject to further renewal options as set forth in Section 2 below.

            3.   Renewal Options.  Section 3.2 of the Suite 300 Lease is replaced, and will read in its entirety, as follows:  Lessee shall have one option to renew the Suite 300 Lease for an additional period of three (3) years upon the same terms and conditions of the Suite 300 Lease  as amended herein (“Renewal Term”), except that the Lease Rate will be set at rates currently applicable for like/kind buildings within the market but in no event less than the last rent rate (incl. annual increases if any) paid by Lessee. If Lessee elects to exercise such option to renew, Lessee shall give Lessor written notice of exercise of the option not later than October 31st 2021.

4.Base Rent.

(a)Notwithstanding anything in the Suite 300 Lease to the contrary, commencing on February 1st, 2021 and continuing to January 31st, 2022 the monthly base rent for the Suite 300 Premises shall be Fifteen Thousand Seven Hundred Thirty Five and no/100 dollars ($15,735), payable in accordance with the terms and conditions of the Suite 300 Lease, as amended in the First Amendment and pursuant to this Amendment.

5.No Other Changes.  Except as modified herein and in the First Lease

Amendment, all terms and conditions of the Suite 300 Lease shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF the parties have caused their respective duly authorized representatives to execute this Amendment as of the Effective Date.

LESSOR: Pegasus Properties, L.P. By:/s/ Matt Schmidt Matt Schmidt Managing Partner	LESSEE: HTG Molecular Diagnostics By:/s/ Shaun McMeans Shaun McMeans SVP and Chief Financial Officer